EXHIBIT 23








                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into WPS Resources Corporation's previously filed Registration Statement Files No. 33-47172, No. 33-61991, No. 33-65167, No. 333-63101, No. 333-88525, and No. 333-93193, and Wisconsin
Public Service Corporation's previously filed Registration Statement Files No. 33-35050 and No. 333-67979.




                                            /S/ Arthur Andersen LLP


                                            ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 16, 2000

                                     E-241

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